OMB Approval
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response 5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Amended
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                 February 28, 2008

Veridigm, Inc.

 (Exact name of registrant as specified in its charter)

               Delaware                            000-30536                              22-3530573

 (State or other jurisdiction of incorporation)          (Commission                                 (IRS Employer Identification No.)

                                                                                 File Number)

27, Old Gloucester Street, London, UK                                            VC1N 3AX

(Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code 1-888-646-5677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]  Pre-commencement communications pursuant to Rule 13e-14 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Further to the 8K of the Issuer filed February 29, 2008, on February 28, 2008 the Board of Directors elected to dismiss the then existing auditor from continuing the existing auditor’s role for the Issuer.  This was due to the fact that a new Board of Directors was taking over the operations of the Issuer.  During the transition, Board of Directors reviewed the October 2007 10Q filed on behalf of the Issuer and was concerned that there was insufficient evidence of a forgiveness of debt which that previous auditor concluded no longer existed which if substantiated would be contrary to generally accepted accounting principles.

Based on this information, the Board of Directors determined that it was appropriate to re-engage a former auditor to the Issuer as that auditor would be able to more quickly assess the underlying facts contained within the financial statements of the Issuer.

As required, the Issuer provided to the former auditor the draft of the 8k which was filed on February 28, 2008 seeking input from that auditor and assistance in communicating with the new management and new auditor and responses thereto.  Attached to this 8k filing as Exhibit 16.1 is the response of that former auditor which is the only communication from that former auditor which is in possession of the current Board of Directors .  There have been no further letters or comment from that former auditor of which new management is aware.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Upon re-engagement of the new auditor, management proceeded to, as noted in the 8K filed February 28, 2008 work through in detail its concerns regarding the thereto prior filed financial statements.  On or about April 8, 2008, the Board of Directors confirmed its suspicions with the auditor to conclude, that the financial statements although still under the certification of the former independent accountant needed to be modified to properly reflect the state of the obligations of the Issuer in relation to:

Matters to do with Forgiveness of Debt

Previously the Issuer reported through its financial statements a forgiveness of Debt however based on an investigation of the Board of Directors and the auditor it was concluded that there is not sufficient evidence for the forgiveness of debt and hence that debt remains an obligation of the Company

This filing is done with financial statements under certification as the fact of forgiveness of debt is material and the existing Board of Directors who wants to properly present the financial statements to its to attorneys, auditors, investors and the Securities and Exchange Commission by the certification required by Rule 13a-14(b) or Rule 15d-14(b) and section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

As the Board of Directors has discussed these matters with its independent accountant and thereafter having received a certification from its current independent accountant is now filing herewith revised consolidated financial statements along with an explanation therefore.  The Board of Directors makes this filing as it has now determined that this filing more accurately states the financial position of the Issuer.  Further, as the Board of Directors is not in possession of any removal of prior certifications of financial statements, the Issuer will not be attending to refilling any prior certified statements.

Item 9.01  Financial Statements and Exhibits

d) 16.1 Response of former auditor, as originally filed with the SEC via 8K on February 28, 2008.

99.1 Copy of independent auditor’s report and audited financial statements as filed with the SEC on Form 10KSB on April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned hereunto duly authorized.

            Veridigm, Inc.

(Registrant)

Date July 7, 2008

           /s/ Gary P. Freeman

(Signature)

Gary P. Freeman

President and CFO

Exhibit table:

16.1 Response of former auditor, as originally filed with the SEC via 8K on February 28, 2008.

99.1 Copy of independent auditor’s report and audited financial statements as filed with the SEC on Form 10KSB on April 17, 2008.

3